UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2018

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

784 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 7, 2018, our Board of Directors (the “Board”), based on the recommendation of the Nominating and Corporate Governance Committee of our Board (the “Governance Committee”), elected David Beier, J.D., as an independent director and appointed Mr. Beier to the Governance Committee. His term will begin on April 1, 2018 (the “Commencement Date”), and will expire at our 2018 annual meeting of stockholders or his earlier death, resignation, or removal.

In accordance with our company’s director compensation program, Mr. Beier will receive an annual cash retainer of $40,000 for service on our Board. Mr. Beier will also receive a $7,500 retainer for service as a member of the Governance Committee. These amounts are payable upon commencement of service on the Board and are pro-rated based on the length of his initial term. In addition, under our company’s director compensation program, Mr. Beier will receive on the Commencement Date an option to purchase up to 40,000 shares of our common stock at a price equal to the closing price of our common stock on the Nasdaq Global Select Market on Commencement Date. This option, which will be granted under our 2010 Stock Incentive Plan, as amended, will vest and become exercisable over a period of two years in equal quarterly installments beginning at the end of the first quarter after the date of granted, provided that Mr. Beier continues to serve as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: March 8, 2018	By:	/s/ Seth A. Tasker
Seth A. Tasker
VP, General Counsel